UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 16, 2012

Portfolio Recovery Associates, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 16, 2012, Portfolio Recovery Associates, Inc. (the "Company"), through its wholly owned subsidiary, PRA U.K. Holding PTY Ltd., formed under the laws of the United Kingdom, acquired 100% of the capital stock of Mackenzie Hall Holdings, Ltd. and its wholly owned subsidiaries Mackenzie Hall Ltd., Meritforce Ltd. and Mackenzie Hall Debt Purchase, Ltd. (collectively, "Mackenzie Hall"). Pursuant to a Share Purchase Agreement between the Company and JZ Financial Services B.V. and Paul MacKenzie (the "Sellers"), the transaction was completed for a maximum price of approximately $51 million in cash, subject to certain post-closing adjustments. The purchase was funded through the Company’s existing bank credit line.

Mackenzie Hall, which is based in Kilmarnock, Scotland, provides outsourced and contingent consumer debt recovery services for banks, credit providers and debt purchasers, and is also a purchaser of defaulted consumer accounts. This acquisition will be reflected in the Company's consolidated financial statements for the first quarter, 2012. The foregoing is a summary and does not purport to be a complete description of all terms and conditions of the agreements between the parties that were entered into in connection with this transaction.

A copy of the Company's press release announcing the completion of the acquisition is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements:
None

(b) Pro forma financial information:
None

(c) Shell company transactions:
None

(d) Exhibits

99.1 Press Release dated January 16, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portfolio Recovery Associates, Inc.

January 18, 2011	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: EVP/CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated Janaury 16, 2012.